 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Customers Bancorp, Inc.
Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Customers Bancorp, Inc. of our reports dated March 12, 2014, relating to the consolidated financial statements, and the effectiveness of Customer Bancorp, Inc.’s internal control over financial reporting, which appear in the Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
August 8, 2014